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                                                                    Exhibit 10-M


$4,000,000        October 28, 1999                             Phoenix, Arizona

                                  SECURED NOTE

                  FOR VALUE RECEIVED, PROCARE LABORATORIES, INC., an Arizona corporation (the "Company"), hereby promises to pay to the order of CYGNUS IMAGING, INC., an Arizona corporation, ("Holder"), or Holder's registered assigns, the principal sum of up to Four Million Dollars ($4,000,000) (the "Principal Amount"). The Company promises to pay to Holder the aggregate unpaid Principal Amount of this Note on the Maturity Date (as defined herein); together with any interest that may accrue on the Principal Amount remaining unpaid after the Maturity Date as a result of an Event of Default (as defined herein) until payment in full. The obligations of the Company under this Note are secured by certain assets of the Company as defined in that certain Security Agreement of even date between the Company and Holder (the "Security Agreement").

                  1. Payment on Maturity Date. The date upon which this Note matures and the Principal Amount becomes due shall be November 10, 1999 (the "Maturity Date"). The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable hereunder shall be due and payable in full on the Maturity Date.

                  2. Payments. All payments of principal and interest due in respect of this Note shall be made without deduction, defense, set off or counterclaim, in lawful money of the United States of America, and in same day funds and delivered to the Holder by wire transfer to a bank account of Holder, as specified by Holder from time to time.

                  3.1 Event of Default. If the Company defaults in the payment of the Principal Amount of the Note on the Maturity Date, which default is not cured within ten (10) days (the "Event of Default"), the entire unpaid principal balance and accrued interest payable hereunder shall automatically become immediately due and payable without presentment, demand or notice of any kind, all of which are hereby expressly waived by the Company.

                  3.2 Interest. If the Event of Default shall have occurred, interest will accrue on the unpaid Principal Amount of this Note at the rate of twelve and one-half percent (12.5%) per annum, calculated on the basis of the actual number of days elapsed and on the basis of a 360 day year. Such interest will continue to accrue at the specified rate until the entire unpaid Principal Amount has been paid in full. Notwithstanding any provisions of this Note, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note at any time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever Holder shall ever receive as interest shall be applied automatically to the payment of principal of this Note outstanding hereunder (whether or not then due and payable), without prepayment charge, premium or penalty, and not to the payment of interest, or shall be refunded to the Company if such principal and all other obligations of the Company to Holder have been paid in full.
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                  3.3 Suits for Enforcement. In case the Event of Default shall have occurred, unless the Event of Default shall have been waived, the holder of the Note may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in the Note or in any other Note Document or for an injunction against any breach of any such term or in aid of the exercise of any power granted in the Note or other Note Document, or may proceed to enforce the performance of any term contained in the Note or other Note Document (including the payment of the Note) or to enforce any other legal or equitable right of the holder of the Note, or may take any one or more of such actions. In the event the Holder brings such an action against the Company, the Holder shall be entitled to recover from the Company all fees, costs and expenses of enforcing any right of the Holder under or with respect to the Note or any Note Document, including without limitation such reasonable fees and expenses of attorneys, advisors, accountants and expert witnesses, which shall include, without limitation, all fees, costs and expenses of appeals.

                  3.4 Remedies Cumulative. No right, power or remedy conferred upon the holder of the Note shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by the Note or now or hereafter available at law or in equity or by statute or otherwise.

                  3.5 Remedies Not Waived. No course of dealing between the Company and the holder of the Note, and no delay in exercising any right, power or remedy conferred hereby or by the Note or now or hereafter existing at law or in equity or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy.

                  3.6 Waiver of Statute of Limitations. To the extent permitted by law, the Company hereby waives and agrees not to assert or take advantage of any and all applicable statutes of limitations on its obligations under the Note or any other Note Document.

                  4. Prepayment. The Company may prepay its obligation pursuant to this Note, in whole or in part, at any time by tendering to the Holder the outstanding principal amount of this Note, together with accrued but unpaid interest hereon.

                  5. Recourse. This Note is a non-recourse note and is only secured by the Collateral, as that term is defined in the Security Agreement.

                  6. Enforcement. If the Event of Default shall have occurred, the Holder may proceed to protect and enforce the rights of the Holder by suit in equity or action at law or the employment of any other available right or remedy, as the Holder shall deem most effective to protect and enforce any such rights. The Company promises to pay all costs and expenses, including reasonable attorneys' fees and expenses, incurred in the collection and enforcement of this Note. The Company and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                  7. Waivers and Amendments. This Note may be amended only with the written consent of the Holder.



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                  8. Governing Law. This Note shall be governed by, and
construed and enforced in accordance with, the internal laws (but not the law of choice of laws) of the State of Arizona, without regard to principles of conflicts of laws.



                            [SIGNATURE PAGE FOLLOWS]




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         IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first written above.

                            PROCARE LABORATORIES, INC.,
                            an Arizona corporation



                            By: /s/ Egidio Cianciosi
                               ----------------------------------
                            Name:  Egidio Cianciosi
                            Title:  President






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